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                                                                    EXHIBIT 3(i)

                   EIGHTH RESTATED ARTICLES OF INCORPORATION

                                       OF

                             MICROFIELD GROUP, INC.

      These Eighth Restated Articles of Incorporation shall supersede the previously existing Seventh Restated Articles of Incorporation and all amendments thereto:

                                   ARTICLE I

      The name of the corporation is Microfield Group, Inc. (the "Corporation").

                                   ARTICLE II

      A. The aggregate number of shares which the Corporation shall have authority to issue is 125,000,000 shares of common stock ("Common Stock") and 10,000,000 shares of preferred stock ("Preferred Stock").

      B. Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. On dissolution of the Corporation, after any preferential amount with respect to Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in the distribution of assets are entitled to receive the net assets of the Corporation.

      C. The Board of Directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act as amended from time to time (the "Act") and the provisions of this Article II, to provide for the issuance of the shares of Preferred Stock in series, and by filing articles of amendment effective without shareholder approval pursuant to the Act, to establish from time to time the number of shares to be included in each series, and to determine the designation, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series shall include determination of the following:

            (1) The number of shares in and the distinguishing designation of that series;

            (2) Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

            (3) Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate under circumstances determined by the Board of Directors;

            (4) Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be

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redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

            (5) The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

            (6) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

            (7) Any other relative rights, preferences and limitations of that series that are permitted by law to vary.

      D. The series of Preferred Stock designated as Series 1 Preferred Stock in the Fifth Restated Articles was never issued and is hereby canceled.

      E. There shall be a series of Preferred Stock designated as Series 2 Preferred Stock ("Series 2 Preferred"), consisting of 8,000,000 shares, with the following preferences, limitations and relative rights:

            Section 1. Definitions. For purposes of Section 2 through Section 5 of this Article II.E., the following terms shall have the respective meanings indicated below or as set forth in the indicated section:

            Additional Proceeds - Section 3(a).

            Conversion Rights - Section 4.

            Corporation - Microfield Group, Inc.

            Junior Stock - Common Stock and shares of any other class or series of capital stock ranking junior to the Series 2 Preferred with respect to both the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

            Issue Price - $0.42 per share.

            Subsidiary - Any corporation at least 50 percent of the outstanding voting stock of which is owned directly or indirectly by the Corporation.

            Section 2. Dividends.

            (a) Junior Stock. Dividends and distributions (other than those payable solely in Junior Stock) may be paid, or declared and set aside for payment, upon shares of Junior Stock in any calendar year only if dividends shall have been paid, or declared and set apart for payment, on account of all shares of Series 2 Preferred as provided in Section 2(b) of this Article II.E. below.

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            (b) Series 2 Preferred. Series 2 Preferred shares issued and outstanding shall be entitled to receive a cash dividend in the amount of 6.5% of the Issue Price per annum. The Series 2 Preferred dividends shall be cumulative and payable in cash on a quarterly basis, subject to the declaration of the dividend by the board of directors upon a determination that any such dividend is permitted under ORS 60.181. Any declared but unpaid dividend will not bear interest and will be payable out of legally available funds. If such funds are not sufficient to pay this dividend, either in whole or in part, then no dividend or distribution will be paid with respect to the Junior Stock (other than a dividend payable in Junior Stock) until full cumulative dividends on the Series 2 Preferred Stock for all past quarters have been declared and paid or the Corporation has set aside a sum sufficient to pay such dividends.

            Section 3. Liquidation Preference

            (a) Subject to Section G, of this Article II, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of each share of Series 2 Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to the Issue Price and all accrued but unpaid dividends.

            (b) After the payment or distributions described in Section 3(a) above have been made, the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of Junior Stock.

            Section 4. Conversion. The holders of the Series 2 Preferred shall have the following conversion rights (the "Conversion Rights"):

            (a) Right to Convert

                  (i) Each holder of shares of Series 2 Preferred may, at the holder's option, convert all or any part of such share(s) from time to time into shares of Common Stock at any time after the date of issuance. Each such share of Series 2 Preferred shall be converted into one share of fully paid and nonassessable shares of Common Stock.

                  (ii) Upon conversion of the Series 2 Preferred, the Common Stock so issued shall be duly and validly issued, fully paid and nonassessable shares of the Corporation.

                  (iii) Each Share of Series 2 Preferred shall automatically be converted into Shares of Common Stock on a one-for-one basis on the third anniversary of the date of issuance of the Series 2 Preferred.

                  (iv) Upon the occurrence of the event specified in clause
(iii) of this Section 4(a), the outstanding shares of the Series 2 Preferred to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent;

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provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series 2 Preferred being converted are either delivered to the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Series 2 Preferred, the holders of such Series 2 Preferred shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in the holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series 2 Preferred surrendered were convertible on the date on which such automatic conversion occurred.

            (b) Mechanics of Conversion. Before any holder of Series 2 Preferred shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series 2 Preferred, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series 2 Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series 2 Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series 2 Preferred for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series 2 Preferred shall not be deemed to have converted such Series 2 Preferred until immediately prior to the closing of such sale of securities.

            (c) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons or assets (excluding cash dividends), then, in each such case for the purpose of this Section 4(c), the holders of the Series 2 Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series 2 Preferred are convertible as of the record date fixed for the determination of the holders of Junior Stock of the Corporation entitled to receive such distribution.

            (d) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale

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of assets transaction provided for elsewhere in this Section 4) provision shall be made so that the holders of the Series 2 Preferred shall thereafter be entitled to receive upon conversion of the Series 2 Preferred the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series 2 Preferred after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series 2 Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

            (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series 2 Preferred against impairment.

            (f) No Fractional Shares and Certificate as to Adjustments

                  (i) No fractional shares shall be issued upon conversion of the Series 2 Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether fractional shares would otherwise be issuable upon conversion shall be determined on the basis of the total number of shares of Series 2 Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 2 Preferred, by first class mail, postage prepaid, a certificate setting forth such adjustment or readjustment is based, including a statement setting forth
(A) the consideration received or to be received by the Corporation for any Additional Stock, (B) the Conversion Price then in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series 2 Preferred.

            (g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series 2 Preferred, at least 20 days prior to the date specified therein, a notice specifying the date

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on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            (h) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series 2 Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series 2 Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 2 Preferred, in addition to such other remedies as shall be available to the holder of such Series 2 Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

            (i) Notices. Any notice required by the provisions of this Section 4 to be given to the holder of shares of Series 2 Preferred shall be deemed given when personally delivered to such holder or two business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at the holder's address appearing on the books of the Corporation.

            Section 5. Voting Rights. Each holder of Series 2 Preferred shall have the right to one vote for each share of Common Stock into which such Series 2 Preferred could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of a holder of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

            Section 6. Amendment. Upon the automatic conversion of every outstanding share of Series 2 Preferred Stock into Shares of Common Stock pursuant to Section 4(a)(iii) of this Article II.E., these Eighth Restated Articles of Incorporation shall automatically be amended to delete Article II.E. hereof in its entirety and Article II.E. shall have no further force and effect. Upon such automatic amendment, the officers of the Company are authorized and directed to do such acts and things as may be necessary or appropriate to effect said amendment, including filing restated articles that include such amendment and making any other required filings with any authorities of the state of Oregon.

      F. There shall be a series of Preferred Stock designated as Series 3 Preferred Stock ("Series 3 Preferred"), consisting of 10,000 shares, with the following preferences, limitations and relative rights:

            Section 1. Definitions. For purposes of Section 2 through Section 5 of this Article II.F., the following terms shall have the respective meanings indicated below or as set forth in the indicated section:

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            Additional Proceeds - Section 3(a).

            Conversion Rights - Section 4.

            Corporation - Microfield Group, Inc.

            Junior Stock - Common Stock and shares of any other class or series of capital stock ranking junior to the Series 2 Preferred and Series 3 Preferred with respect to both the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

            Issue Price - $420.00 per share.

            Subsidiary - Any corporation at least 50 percent of the outstanding voting stock of which is owned directly or indirectly by the Corporation.

            Section 2. Dividends.

            (a) Junior Stock. Dividends and distributions (other than those payable solely in Junior Stock) may be paid, or declared and set aside for payment, upon shares of Junior Stock in any calendar year only if dividends shall have been paid, or declared and set apart for payment, on account of all shares of Series 3 Preferred as provided in Section 2(b) of this Article II.F. below.

            (b) Series 3 Preferred. Series 3 Preferred shares issued and outstanding shall be entitled to receive a cash dividend in the amount of 6.5% of the Issue Price per annum. The Series 3 Preferred dividends shall be cumulative and payable in cash on a quarterly basis, subject to the declaration of the dividend by the board of directors upon a determination that any such dividend is permitted under ORS 60.181. Any declared but unpaid dividend will not bear interest and will be payable out of legally available funds. If such funds are not sufficient to pay this dividend, either in whole or in part, then no dividend or distribution will be paid with respect to the Junior Stock (other than a dividend payable in Junior Stock) until full cumulative dividends on the Series 2 Preferred Stock and Series 3 Preferred Stock for all past quarters have been declared and paid or the Corporation has set aside a sum sufficient to pay such dividends.

            Section 3. Liquidation Preference

            (a) Subject to Section G, of this Article II, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of each share of Series 3 Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to the Issue Price and all accrued but unpaid dividends.

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            (b) After the payment or distributions described in Section 3(a)
above have been made, the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of Junior Stock.

            Section 4. Conversion. The holders of the Series 2 Preferred shall have the following conversion rights (the "Conversion Rights"):

            (a) Right to Convert

                  (i) Each holder of shares of Series 2 Preferred may, at the holder's option after March 31, 2005, convert all or any part of such share(s) from time to time into shares of Common Stock at any time after the date of issuance. Each such share of Series 3 Preferred shall be converted into one thousand shares of fully paid and nonassessable shares of Common Stock.

                  (ii) Upon conversion of the Series 3 Preferred, the Common Stock so issued shall be duly and validly issued, fully paid and nonassessable shares of the Corporation.

                  (iii) Each Share of Series 3 Preferred shall automatically be converted into Shares of Common Stock on a one-for-one thousand basis on the third anniversary of the date of issuance of the Series 2 Preferred.

                  (iv) Upon the occurrence of the event specified in clause
(iii) of this Section 4(a), the outstanding shares of the Series 3 Preferred to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series 3 Preferred being converted are either delivered to the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Series 3 Preferred, the holders of such Series 3 Preferred shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in the holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series 3 Preferred surrendered were convertible on the date on which such automatic conversion occurred.

            (b) Mechanics of Conversion. Before any holder of Series 3 Preferred shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series 3 Preferred, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common

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Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series 3 Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series 3 Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series 3 Preferred for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series 3 Preferred shall not be deemed to have converted such Series 3 Preferred until immediately prior to the closing of such sale of securities.

            (c) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons or assets (excluding cash dividends), then, in each such case for the purpose of this Section 4(c), the holders of the Series 3 Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series 3 Preferred are convertible as of the record date fixed for the determination of the holders of Junior Stock of the Corporation entitled to receive such distribution.

            (d) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4) provision shall be made so that the holders of the Series 3 Preferred shall thereafter be entitled to receive upon conversion of the Series 3 Preferred the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series 3 Preferred after the recapitalization to the end that the provisions of this
Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series 3 Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

            (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series 3 Preferred against impairment.

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            (f) No Fractional Shares and Certificate as to Adjustments

                  (i) No fractional shares shall be issued upon conversion of the Series 3 Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether fractional shares would otherwise be issuable upon conversion shall be determined on the basis of the total number of shares of Series 3 Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 3 Preferred, by first class mail, postage prepaid, a certificate setting forth such adjustment or readjustment is based, including a statement setting forth
(A) the consideration received or to be received by the Corporation for any Additional Stock, (B) the Conversion Price then in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series 3 Preferred.

            (g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series 3 Preferred, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            (h) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series 3 Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series 3 Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 3 Preferred, in addition to such other remedies as shall be available to the holder of such Series 3 Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

            (i) Notices. Any notice required by the provisions of this Section 4 to be given to the holder of shares of Series 3 Preferred shall be deemed given when personally delivered to such holder or two business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at the holder's address appearing on the books of the Corporation.

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            Section 5. Voting Rights. Each holder of Series 3 Preferred shall have the right to one vote for each share of Common Stock into which such Series 3 Preferred could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of a holder of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

            Section 6. Amendment. Upon the automatic conversion of every outstanding share of Series 3 Preferred Stock into Shares of Common Stock pursuant to Section 4(a)(iii) of this Article II.F., these Eighth Restated Articles of Incorporation shall automatically be amended to delete Article II.F. hereof in its entirety and Article II.F. shall have no further force and effect. Upon such automatic amendment, the officers of the Company are authorized and directed to do such acts and things as may be necessary or appropriate to effect said amendment, including filing restated articles that include such amendment and making any other required filings with any authorities of the state of Oregon.

      G. Liquidation Preferences Series 2 Preferred and Series 3 Preferred. The holder of each share of Series 2 Preferred and the holder of each share of the Series 3 Preferred Stock shall be entitled pari passu to be paid out of the assets of the Company an amount per share equal to the Original Series 2 Issue Price or the Original Series 3 Issue Price, as applicable, plus all declared and unpaid dividends (as adjusted for any stock dividends, combinations, splits or recapitalizations) for each share. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series 2 Preferred and Series 3 Preferred of the liquidation preferences set forth in this Section G, then such assets shall be distributed among the holders of Series 2 Preferred and Series 3 Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                                  ARTICLE III

      No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director; provided that this Article III shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Act. No amendment to the Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

                                   ARTICLE IV

      The Corporation elects to waive preemptive rights.

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                                   ARTICLE V

      In determining whether the Corporation has sufficient assets to repurchase shares of Common Stock from its employees or consultants to the extent permitted by any applicable stock restriction or vesting agreements such determination shall be made and any distribution to such shareholders may be made regardless of whether the Corporation's net assets, after giving effect to the distribution, would be sufficient, if the Corporation were to be dissolved as of the date of the distribution, to satisfy the preferential rights of the holders of Preferred Stock.

                                   ARTICLE VI

      The Corporation shall indemnify to the fullest extent permitted by law any director or officer of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plans of the Corporation or serves or served at the request of the Corporation as a director, officer, employee or agent or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such director or officer in any such proceeding in advance of the final disposition of the proceeding if the director or officer sets forth in writing (i) his or her good faith belief that he or she is entitled to indemnification under this Article VI and (ii) his or her agreement to repay all advances if it is ultimately determined that he or she is not entitled to indemnification under this Article VI. No amendment to this Article VI that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the director or officer. This Article shall not be deemed exclusive of any other provisions for indemnification of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.


12 - EIGHTH RESTATED ARTICLES OF INCORPORATION